UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)          August 7, 2026

Superior Group of Companies, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-05869	11-1385670
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Central Avenue, Suite 2000, St. Petersburg, Florida (Address of principal executive offices)		33701 (Zip Code)

Registrant's telephone number including area code:  (727) 397-9611

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SGC	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01         Entry into a Material Definitive Agreement.

On August 7, 2026, Superior Group of Companies, Inc., a Florida corporation (the “Company”), entered into an Amended and Restated Credit Agreement (the “A&R Credit Agreement”) among the Company, the domestic subsidiaries of the Company, as guarantors, the lenders party thereto (the “Lenders”), and PNC Bank, National Association, as administrative agent for the Lenders (the “Administrative Agent”), pursuant to which the Lenders are providing the Company senior secured credit facilities consisting of a revolving credit facility in the aggregate maximum principal amount of $125 million and a term loan in the aggregate principal amount of $75 million (collectively, the “A&R Credit Facilities”), and the ability to request incremental revolving credit or term loan facilities in an aggregate amount of up to an additional $75 million, subject to obtaining additional lender commitments and satisfying certain other conditions. The A&R Credit Facilities will accrue interest at a variable rate equal to the secured overnight financing rate (“SOFR”) plus a margin of between 1.125% and 2.125% (depending on the Company’s consolidated total net leverage ratio). During the term of the revolving credit facility, the Company will pay, on a quarterly basis, a commitment fee on the unused portion of the revolving credit facility equal to between 0.125% and 0.250% (depending on the Company’s consolidated total net leverage ratio). At closing, the Company paid the Administrative Agent and the Lenders certain upfront fees and agreed to pay the Administrative Agent an annual administrative fee. The A&R Credit Facilities have a term of five years.

The A&R Credit Agreement contains customary events of default and negative covenants, including but not limited to those governing indebtedness, liens, fundamental changes, investments, restricted payments (including dividends and related distributions), liquidations, mergers, consolidations or acquisitions, affiliate transactions and sales of assets or subsidiaries. The A&R Credit Agreement also requires the Company to comply with a fixed charge coverage ratio of at least 1.25 to 1.0 and a net leverage ratio not to exceed 4.0 to 1.0. The A&R Credit Facilities are secured by substantially all of the operating assets of the Company as collateral, and the Company’s obligations under the A&R Credit Facilities are guaranteed by all of its domestic subsidiaries. The Company’s obligations under the A&R Credit Facilities are subject to acceleration upon the occurrence of an event of default as defined in the A&R Credit Agreement.

The proceeds of the A&R Credit Facilities were used in part to refinance the Company’s existing indebtedness with PNC Bank, National Association and the other lenders under the Credit Agreement dated as of August 23, 2022 between the Company and PNC Bank and that agreement’s lenders (the “Original PNC Credit Agreement”).

The foregoing descriptions of the A&R Credit Agreement and the A&R Credit Facilities are qualified by reference to the full text of the A&R Credit Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference. The A&R Credit Agreement has been included to provide investors with information regarding its terms. The representations, warranties and covenants contained in the A&R Credit Agreement were made only for purposes of the A&R Credit Agreement and as of specific dates, were solely for the benefit of the parties to the A&R Credit Agreement, are subject to limitations agreed upon by the parties thereto, and should not be relied upon by investors.

Item 1.02         Termination of a Material Definitive Agreement.

On August 7, 2026, in connection with entering into the A&R Credit Agreement as disclosed in Item 1.01, the Company terminated the Original PNC Credit Agreement, and the indebtedness thereunder (consisting of a revolving line of credit in a maximum principal amount of $125 million (approximately $29.0 million outstanding balance) plus term loans with an aggregate outstanding balance of approximately $56.25 million as of such date) was repaid in full. The Company did not incur any termination penalties in connection with the early termination of the Original PNC Credit Agreement.

A description of the material terms and conditions of the Original PNC Credit Agreement is incorporated herein by reference to Item 1.01 of the Company’s Current Report on Form 8-K filed on August 24, 2022.

Item 2.03         Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As described in Item 1.01, on August 7, 2026, the Company and its domestic subsidiaries entered into the A&R Credit Agreement with the Lenders and the Administrative Agent.

The material terms and conditions of the A&R Credit Facilities disclosed in Item 1.01 are incorporated herein by reference.

Item 7.01         Regulation FD Disclosure.

On August 11, 2026, the Company issued a press release announcing the A&R Credit Facilities, which is attached hereto as Exhibit 99.1.

The information furnished in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01         Financial Statements and Exhibits.

(d)               Exhibits:

10.1            A&R Credit Agreement, dated as of August 7, 2026, among Superior Group of Companies, Inc., the Guarantors party thereto, the Lenders party thereto, and PNC Bank, National Association, as administrative agent for the Lenders.
99.1            Press Release, dated August 11, 2026.
104             Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

SUPERIOR GROUP OF COMPANIES, INC.

By:	/s/ Michael Koempel
Michael Koempel
President and Chief Financial Officer

Date: August 11, 2026